UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 2)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 24173
Oakland, California		94623
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Registrant filed a Current Report on Form 8-K on October 16, 2024 (the “Original Form 8-K”) to disclose the resignation of Eduardo Iniguez as the Chief Executive Officer of Getaround, Inc. (the “Company”) and as a member of the Company’s Board of Directors, and the appointment of Albert Joon (“AJ”) Lee as the interim Chief Executive Officer of the Company. On October 23, 2024, the Registrant filed Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to the Original Form 8-K to disclose and describe: 1) the Settlement Agreement and General Release entered into by the Company and Mr. Iniguez; and 2) the Indemnification Agreement entered into by the Company and Mr. Lee.

The Registrant is filing this Amendment No. 2 on Form 8-K/A (this "Amendment No. 2") to amend the Original Form 8-K (as amended by Amendment No. 1) to disclose the additional compensation payable to Mr. Lee for his service as interim Chief Executive Officer. No other changes have been made to the Original Form 8-K (as amended by Amendment No. 1) by this Amendment No. 2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, Eduardo Iniguez, the Chief Executive Officer of Getaround, Inc. (the “Company”), resigned from his position as Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of such date. As a result of his resignation as Chief Executive Officer, Mr. Iniquez ceased serving as the Company’s principal executive officer. Mr. Iniguez resigned for personal reasons.

On October 17, 2024, the Company entered into a Settlement Agreement and General Release with Mr. Iniguez (the “Settlement Agreement”) pursuant to which: (i) Mr. Iniguez provided a general release of claims in favor of the Company, subject to certain customary exclusions; and (ii) the Company paid to Mr. Iniguez a gross amount of $18,818 (less required withholdings) to cover Mr. Iniguez’s cost to continue his existing medical benefits under COBRA through April 30, 2025. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 15, 2024, the Board appointed Albert Joon (“AJ”) Lee, the Company’s current Chief Operating Officer, as the Company’s Interim Chief Executive Officer, effective as of such date. In this capacity, Mr. Lee will serve as the Company’s interim principal executive officer. Mr. Lee will continue to serve as the Company’s Chief Operating Officer.

Mr. Lee, age 40, joined the Company as the Vice President, Gig Marketplace in May 2023. He was appointed to the role of Chief Operating Officer in March 2024 and currently leads the Company’s Sales, Marketing, Operations, Risk, Product Management, Engineering, and Business Intelligence functions. Prior to joining the Company, Mr. Lee served as the Chief Operating Officer for HyreCar, Inc. (“HyreCar”), a role he was appointed to in February 2023. Prior to that, he was HyreCar’s Senior Vice President of Growth, a role he held since January 2022. Prior to HyreCar, Mr. Lee served as the Senior Vice President of Growth at Airspace Technologies (“Airspace”), a logistics company using artificial intelligence and machine learning to move time-critical shipments, a position he held since July 2021. Prior to Airspace, between September 2018 and July 2021, Mr. Lee held various positions at NEXT Trucking, a digital freight marketplace, including Senior Vice President of Marketing and Growth Strategy, where he led the growth marketing, expansion, compliance, and marketplace strategy teams. Prior to NEXT Trucking, Mr. Lee also held management roles with Amazon.com, Inc. and The Vanguard Group, Inc.. Mr. Lee is a 2006 graduate of the University of Pennsylvania, where he received a B.A., magna cum laude. He also received an M.B.A. from the Tuck School of Business at Dartmouth College in 2013 and an M.P.A. from the Harvard Kennedy School in 2014.

Since March 6, 2024, Mr. Lee has served as the Company’s Chief Operating Officer pursuant to an employment offer letter between the Company and Mr. Lee dated as of such date (the “2024 Agreement”). The 2024 Agreement has no specified term, and Mr. Lee’s employment with the Company is on an at-will basis. Under the 2024 Agreement:

•
Base Salary and Annual Bonus. Mr. Lee receives an annual base salary of $450,000, subject to annual review, and is eligible to participate in the Company’s annual bonus plan on the same terms and conditions as other similarly situated executives, with a target bonus opportunity equal to $225,000.

•
Signing Bonus. Mr. Lee received a $50,000 signing bonus, which bonus must be repaid to the Company in full if he is not employed by the Company through the one-year anniversary of his March 6, 2024 start date, unless due to his termination without cause.

•
Equity Compensation. Under the 2024 Agreement, subject to the approval of the Board, the Company will recommend to the Compensation Committee of the Board that Mr. Lee be granted an equity award in the form of a stock option to purchase up to 1,390,000 shares of the Company’s common stock (the “Option”), subject to the terms and conditions of the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) and applicable award agreement. The Option will vest as to 25% of the total number of shares subject to the Option on March 5, 2025, and an additional 25% of the total number of shares subject to the Option will vest on the same day of the next three years thereafter. The exercise price of the Option will be the greater of (a) $0.25, and (b) the closing price of the Company’s common stock on the date of grant. The Option has a maximum term of ten years, subject to earlier expiration in the event Mr. Lee’s service with the Company terminates.

•
Severance Terms. In the event the Company terminates Mr. Lee’s employment without cause, he will be entitled to receive payments upon the Company’s regular payroll schedule, which, in aggregate, represent 50% of his then-current annual base salary. However, if Mr. Lee’s employment is terminated by the Company for cause, or upon his resignation, he will be entitled only to limited payments and benefits consisting primarily of earned but unpaid salary and earned but unpaid bonuses (the “Accrued Benefits”). In the event of a termination of Mr. Lee’s employment by the Company due to his disability, or Mr. Lee’s employment terminates due to his death, Mr. Lee or his beneficiaries will be entitled only to the Accrued Benefits.

•
Other Benefits. Mr. Lee is eligible to participate in the benefit programs generally available to the Company’s executives.

Prior to his appointment as the Company’s Chief Operating Officer, Mr. Lee served as the Company’s Vice President, Gig Marketplace commencing May 16, 2023, pursuant to an employment offer letter between the Company and Mr. Lee dated as of such date (the “2023 Agreement”). Under the 2023 Agreement, Mr. Lee received: (i) an annual base salary of $300,000; and (ii) an annual bonus for 2023 of $50,000; and, subject to the approval of the Board, is to be granted an equity award in the form of 300,000 restricted stock units (“RSUs”), subject to the terms and conditions of the 2022 Plan and applicable award agreement. The 2023 Agreement calls for a pro rata portion of the RSUs to vest on May 15, 2024, based on the number of days between Mr. Lee’s May 16, 2023 start date and May 14, 2024, divided by four years, and 6.25% of the RSUs vest on the same day of every third month thereafter.

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was appointed the Company’s Interim Chief Executive Officer. There are no family relationships between Mr. Lee and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Other than as described above, the Company has not entered into any transactions with Mr. Lee that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On October 17, 2024, the Company entered into its standard form Indemnification Agreement with Mr. Lee, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. A description of the Company’s standard form Indemnification Agreement is included under “Certain Relationships and Related Party Transactions – Indemnification Agreements” in the Company’s definitive Proxy Statement for its 2024 Annual Meeting of Stockholders filed on July 3, 2024, and is incorporated by reference herein.

In addition to the compensation specified in the 2024 Agreement, Mr. Lee will receive $75,000 for serving as the Company's interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getaround, Inc.

Date:	December 18, 2024	By:	/s/ Patricia Huerta
Patricia Huerta, Interim CFO